Exhibit 99.1

Papa John’s Provides Business Update in Response to COVID-19 Pandemic

LOUISVILLE, Ky.--(BUSINESS WIRE)--March 31, 2020--Papa John’s International, Inc. (NASDAQ: PZZA) today provided an update on the business impact of the global coronavirus (COVID-19) pandemic, including preliminary first quarter 2020 comparable sales information. The company currently anticipates announcing its first quarter earnings in early May.

Rob Lynch, President & CEO said, “As we all work together to manage through the COVID-19 pandemic, I am incredibly proud of the tireless work of Papa John’s team members and franchisees, who are stepping up to serve our communities in these unprecedented times. From delivering meals to healthcare workers, first responders and families, to supporting blood drives and the organizations on the frontlines of this crisis, the Papa John’s family has already served tens of thousands of meals to our neighbors in need. These acts remind me every day that it’s both our privilege and duty during this time to keep our doors open and help feed our neighbors.

“Our team members’ health and safety is always our top priority, and even more so now because of the critical importance of their work. We have implemented extra health and safety measures across our business, including No Contact Delivery, for the protection of both our customers and team members. We have expanded our benefits to include free virtual doctor visits. This is in addition to existing benefits of no-cost mental health support, affordable health plan options and access to the Papa John’s Team Member Emergency Relief Fund, if and when needed. We have also ramped up our hiring to provide thousands of jobs to workers displaced by the impact of COVID-19.”

Mr. Lynch concluded, “First in Asia, then in Europe, and now in North and South America, we have seen the COVID-19 pandemic impact our business differently, depending on the restrictions enacted by governments. In some international markets this has resulted in temporary closures, but in most markets, including North America, we are nearly fully operational. Although March sales in North America were negatively impacted by the cancellation of large gatherings, including major sporting events, our international and domestic businesses have performed well, as customers and communities rely on us and others in the food delivery industry. Our cash position is supporting our current operations, and we have access to approximately $350 million in our credit facility, should we need it. We are continuously monitoring the situation and will provide further updates on our upcoming first quarter earnings call.”

Preliminary Estimated First Quarter 2020 Comparable Sales

Preliminary, estimated comparable sales information for the three fiscal periods during the three months ended March 29, 2020 (Periods 1, 2 and 3), and for the fiscal quarter ended March 29, 2020, compared to the same periods in the prior year are as follows:

Preliminary results	Period 1	Period 2	Period 3	First Quarter
	Dec. 30, 2019, to Jan. 26, 2020	Jan. 27, 2020, to Feb. 23, 2020	Feb. 24, 2020, to Mar. 29, 2020	Three months ended Mar. 29, 2020
Comparable sales growth / (decline) (a)
Domestic company-owned restaurants	9.4%	7.6%	2.5%	6.1%
North America franchised restaurants	7.1%	4.7%	4.0%	5.1%
System-wide North America restaurants	7.6%	5.4%	3.6%	5.3%

System-wide international restaurants	4.9%	2.9%	(0.6%)	2.3%

(a) Represents the change in year-over-year sales for the same base of restaurants for the same fiscal periods. Comparable sales results for restaurants operating outside of the United States are reported on a constant-dollar basis, which excludes the impact of foreign currency translation.

The Company believes North America and international comparable sales growth information, as defined in the table above, is useful in analyzing our results since our franchisees pay royalties and marketing fund contributions that are based on a percentage of franchise sales. Franchise sales also generate commissary revenue in the United States and in certain international markets. Franchise restaurant and comparable sales growth information is also useful for comparison to industry trends and evaluating the strength of our brand. Management believes the presentation of franchise restaurant sales growth, excluding the impact of foreign currency, provides investors with useful information regarding underlying sales trends and the impact of new unit growth without being impacted by swings in the external factor of foreign currency. Franchise restaurant sales are not included in the company’s revenues.

Update on Impact of COVID-19 on International Markets

Of the company’s approximately 2,100 international franchised stores, approximately 350 are temporarily closed, principally in Ireland, Peru and the Philippines, where all stores have closed due to government policies. In China and Korea, which were impacted early by COVID-19 and where new infections have significantly declined, 15 of the company’s franchise locations in China and one of the locations in Korea remain closed.

Company Withdrawals Fiscal 2020 Outlook

While the company’s business is currently performing well, there are many uncertainties related to the COVID-19 pandemic which cannot be predicted. For this reason and out of an abundance of caution, the company is withdrawing its previously provided financial outlook for fiscal 2020.

Forward-Looking Statements

Certain matters discussed in this press release and other company communications that are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “intend,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements include or may relate to the preliminary estimated same store sales growth and related trends, projections or guidance concerning business performance, revenue, earnings, cash flow, earnings per share, the financial impact of the temporary business disruptions and temporary changes in demand we are experiencing related to the current outbreak of the novel coronavirus disease (COVID-19) including the outlook, guidance and projections for sales trends and comparable sales, commodity costs, currency fluctuations, profit margins, unit growth, unit level performance, capital expenditures, restaurant and franchise development, royalty relief, the effectiveness of our strategic turnaround efforts and other business initiatives, marketing efforts, liquidity, compliance with debt covenants, strategic decisions and actions, share repurchases, dividends, effective tax rates, regulatory changes and impacts, adoption of new accounting standards, and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Our forward-looking statements are based on our assumptions which are based on currently available information, including assumptions about our ability to manage difficulties associated with or related to the COVID-19 pandemic; the assumption that the store closures in international markets are not expected to be permanent; the assumption that our delivery restaurants will continue to stay open and be deemed essential businesses by national, state and local authorities in most of the jurisdictions in which we operate; the continued availability of our workforce; and the temporary effects of COVID-19 on our business and our supply chain. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. Other risks, uncertainties and assumptions that are involved in our forward-looking statements are discussed in detail in “Part I. Item 1A. – Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2019. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

For more information about the company, please visit www.papajohns.com.

Contacts

Investor Contact:
Steve Coke
Interim Principal Financial and Accounting Officer
502-261-7272

Media Contact:
Madeline Chadwick
Senior Vice President, Communications and Corporate Affairs
Madeline_Chadwick@papajohns.com
502-261-4189